UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 21, 2019

Date of Report (Date of earliest event reported)

Milacron Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-37458	80-0798640
(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200 Cincinnati, Ohio	45242
(Address of principal executive offices)	(Zip Code)

(513) 487-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	MCRN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note.

On November 21, 2019, Milacron Holdings Corp., a Delaware corporation (“Milacron”), and Hillenbrand, Inc., an Indiana corporation (“Hillenbrand”), completed the previously announced acquisition contemplated by that certain Agreement and Plan of Merger, dated as of July 12, 2019 (the “Merger Agreement”), among Milacron, Hillenbrand, and Bengal Delaware Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of Hillenbrand (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into Milacron, with Milacron continuing as the surviving corporation and a wholly-owned subsidiary of Hillenbrand (the “Merger”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on November 21, 2019, Milacron repaid in full and terminated the (i) Fourth Amended and Restated Credit Agreement (the “ABL Credit Facility”), dated as of April 27, 2018, by and among Milacron LLC, Mold-Masters (2007) Limited, the German subsidiaries of Milacron (collectively, the “ABL Borrowers”), certain U.S. subsidiaries of Milacron, Milacron Canada Corp., Milacron (collectively with Milacron Canada Corp. and the U.S. subsidiaries, the “Guarantors”), certain financial institutions party thereto as lenders (the “ABL Lenders”), and Bank of America, N.A. as administrative agent for the ABL Lenders and as collateral agent for the secured parties and (ii) Term Loan Agreement (as amended, the “Term Loan Credit Facility”), dated as of May 14, 2015, by and among Milacron LLC (the “Term Loan Borrower”), Milacron Intermediate Holdings Inc. and the Guarantors, the financial institutions party to the agreement from time to time as lenders (the “Term Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent for the Term Lenders and as collateral agent for the Secured Parties (as defined therein), as amended.

In connection with the termination of the ABL Credit Facility, the ABL Borrowers repaid all of the outstanding obligations thereunder, comprising $96,052 in outstanding interest and fees. No prepayment premium or early termination penalties were incurred by Milacron or any of its subsidiaries in connection with the termination of the ABL Credit Facility (other than customary LIBOR breakage fees). Existing letters of credit issued under the ABL Credit Facility were backstopped by a standby letter of credit issued to Bank of America, N.A. by JPMorgan Chase Bank, N.A., as issuing bank under Hillenbrand’s existing revolving credit facility in the amount of $13,315,005. Prior to its termination, the ABL Credit Facility consisted of an aggregate principal amount of $85.0 million of revolver commitments under the U.S. sub-facility thereunder, $20.0 million of revolver commitments under the Canadian sub-facility thereunder and $20.0 million of revolver commitments German sub-facility thereunder.

In connection with the termination of the Term Loan Credit Facility, the Term Loan Borrower repaid all of the obligations with respect to the Term Loan Credit Facility, comprising $771,000,000 in outstanding principal and $1,927,574 in interest. No prepayment premium or early termination penalties were incurred by Milacron or any of its subsidiaries in connection with the termination of the Term Loan Credit Facility (other than customary LIBOR breakage fees). Prior to its termination, the Term Loan Credit Facility consisted of an aggregate principal amount of $939,897,500 in term loan commitments when most recently amended on November 8, 2017.

In connection therewith, the Company unwound its various hedge transactions.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described in the Introductory Note above, on November 21, 2019, the Merger was completed pursuant to the terms of the Merger Agreement, with Milacron continuing as the surviving corporation and as a wholly-owned subsidiary of Hillenbrand.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Milacron (“Milacron Stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Milacron Stock (i) held by Milacron as treasury stock, (ii) owned by Hillenbrand or Merger Sub immediately prior to the Effective Time, (iii) held by any wholly-owned subsidiary of Milacron or Hillenbrand (other than Merger Sub) immediately prior to the Effective Time or (iv) issued and outstanding immediately prior to the Effective Time and held by any person who has not voted in favor of adoption of the Merger Agreement or consented thereto in writing and who has properly exercised appraisal rights in respect of such shares in accordance with the Delaware General Corporation Law) was converted into the right to receive (x) $11.80 in cash, without interest (the “Cash Consideration”), and (y) 0.1612 shares of common stock, without par value, of Hillenbrand

(“Hillenbrand Common Stock” and, the number of shares described in this clause (y), the “Stock Consideration”) ((x) and (y), taken together the “Merger Consideration”), with cash to be paid in lieu of fractional shares. At the Effective Time, each then-outstanding option to purchase shares of Milacron Stock (an “Option”) with a per share exercise price that was less than the Merger Consideration Value (as defined below), whether or not exercisable or vested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each “net share” subject to such Option. With respect to each Option, a “net share” is the quotient obtained by dividing (x) the product of (i) the number of shares subject to such Option as of immediately prior to the Effective Time and (ii) the excess of the Merger Consideration Value over the per share exercise price of such Option as of immediately prior to the Effective Time, by (y) the Merger Consideration Value. Each then-outstanding Option with a per share exercise price that was greater than or equal to the Merger Consideration Value, whether or not exercisable or vested, was canceled for no consideration. For purposes of the Merger Agreement, “Merger Consideration Value” means the sum of (x) the Cash Consideration and (y) the product obtained by multiplying the Stock Consideration by the volume weighted average trading price of Hillenbrand Common Stock on the New York Stock Exchange, as reported by Bloomberg, for the ten consecutive trading days ending on the trading day immediately preceding the date on which the Effective Time occurred.

At the Effective Time, each then-outstanding share of Milacron Stock granted subject to vesting or other lapse restrictions (each, a “Milacron Restricted Share”) vested in full, became free of such restrictions and was canceled and converted into the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement).

At the Effective Time, each then-outstanding award of restricted stock units with respect to shares of Milacron Stock for which vesting was determined solely based on the satisfaction of time-based criteria (each, a “Milacron RSU”), whether vested or unvested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each share of Milacron Stock subject to such Milacron RSU, provided, however, that certain cash-settled Milacron RSUs, whether vested or unvested, were canceled in exchange for the right to receive an amount in cash equal to (A) the Merger Consideration Value multiplied by (B) the number of shares of Milacron Stock subject to such Milacron RSU as of immediately prior to the Effective Time.

At the Effective Time, each then-outstanding award of restricted stock units with respect to shares of Milacron Stock for which vesting was determined in whole or in part based on the satisfaction of performance-based criteria (each, a “Milacron PSU”), whether vested or unvested, was canceled in exchange for the right to receive the Merger Consideration (including cash in lieu of any fractional shares, dividends or other distributions payable pursuant to the Merger Agreement) in respect of each share of Milacron Stock subject to such Milacron PSU, assuming that such performance-based criteria were satisfied at the applicable target level of performance.

At the Effective Time, each then-outstanding award of stock appreciation rights (each, a “Milacron SAR”) with a per share strike price that was less than the Merger Consideration Value, whether or not exercisable or vested, was canceled and converted into the right to receive an amount in cash equal to (x) the excess of the Merger Consideration Value over the per share strike price of such Milacron SAR as of immediately prior to the Effective Time multiplied by (y) the number of shares of Milacron Stock subject to such Milacron SAR as of immediately prior to the Effective Time. Each then-outstanding Milacron SAR with a per share strike price that was greater than or equal to the Merger Consideration Value, whether or not exercisable or vested, was canceled for no consideration.

The total aggregate consideration payable in the Merger was approximately $1.64 billion, which includes the obligations Hillenbrand repaid in connection with the ABL and Term Loan Facilities, and 11.9 million shares of Hillenbrand Common Stock.

The issuance of shares of Hillenbrand Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-233699) filed by Hillenbrand with the U.S. Securities and Exchange Commission (the “SEC”) and declared effective on October 18, 2019. The proxy statement/prospectus, dated October 18, 2019, included in the registration statement (the “Proxy Statement/Prospectus”) contains additional information about the above-described transactions.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01. The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the other items of this Current Report on Form 8-K, (ii) the Proxy Statement/Prospectus and (iii) the Merger Agreement, included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 21, 2019, in connection with the consummation of the Merger, Milacron notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Milacron Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading of Milacron Stock was suspended prior to the opening of the NYSE on November 21, 2019 and the Milacron Stock will no longer be listed on the NYSE.

Milacron also intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting to terminate the registration of the shares of Milacron Stock under Section 12(g) of the Exchange Act and suspend Milacron’s reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

The disclosure set forth under Items 2.01, 3.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, effective as of the Effective Time, the directors of Merger Sub, Joe A. Raver, Kristina A. Cerniglia, Nicholas R. Farrell and Glennis A. Williams became the directors of Milacron. In connection therewith, each of Ira Boots, Timothy M. Crow, Waters S. Davis, James F. Gentilcore, Gregory J. Gluchowski, Thomas J. Goeke, James M. Kratochvil, David W. Reeder and Rebecca L. Steinfort resigned from the board of directors of Milacron and all of the committees with respect thereto, effective as of the Effective Time.

Each of Thomas J. Goeke, Bruce Chalmers, Mark Miller and Hugh O’Donnell resigned as executive officers of Milacron as of the Effective Time.

These foregoing resignations were a result of the completion of the Merger in accordance with the Merger Agreement and not as a result of any disagreements between Milacron and the resigning directors or officers on any matters relating to Milacron’s operations, policies or practices.

Further, in connection with the Merger Agreement, effective as of the Effective Time, Milacron appointed Joe A. Raver as President and Chairman and Kristina A. Cerniglia as Vice President and Treasurer. Joe A. Raver, age 52, has served as director and as President and Chief Executive Officer of Hillenbrand since September 2013. Kristina A. Cerniglia, age 52, has served as Hillenbrand’s Senior Vice President, Chief Financial Officer since August 2014.

In connection with the consummation of the Merger, on November 20, 2019, the compensation committee of the board of directors of Milacron approved the payment of transaction bonuses to Bruce Chalmers, Milacron’s Chief Financial Officer, and Mark Miller, Milacron’s Corporate Vice President and Chief Human Resources Officer, in the amounts of $450,000 and $325,000, respectively. The transaction bonuses are expected to be paid at, or immediately preceding, the Effective Time.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation and bylaws of Milacron were amended and restated in their entirety, effective as of the Effective Time. Copies of Milacron’s amended and restated certificate of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2 hereto, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description of Exhibit

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated July 12, 2019, by and among Hillenbrand, Inc., Bengal Delaware Holding Corporation, and Milacron Holdings Corp. (incorporated by reference to Exhibit 2.1 to the Form 8-K filed by Milacron Holdings Corp. on July 16, 2019)[1]

3.1	Amended and Restated Certificate of Incorporation of Milacron Holdings Corp.

3.2	Amended and Restated Bylaws of Milacron Holdings Corp.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

1	Schedules and certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Hillenbrand hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILACRON HOLDINGS CORP.

By:	/s/ Nicholas R. Farrell
Name:	Nicholas R. Farrell
Title:	Assistant Secretary

Date: November 21, 2019